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                                                                    Exhibit K(3)
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DATE:                    AUGUST 10, 2000

TO:                      READINGTON HOLDINGS, INC.  ("Counterparty")
ATTENTION:               UNDERWOOD, ROBERT/KING, MELISSA
                         TEL: Please Advise

                         FAX: 908-735-1275

FROM:                    MERRILL LYNCH CAPITAL SERVICES, INC.   ("MLCS")
CONTACTS:                GARGUILO, RHONDA
                         TEL:  212-4491951
                         FAX:  212-4496219

RE:                      SWAP TRANSACTION CONFIRMATION

MLCS Reference:          00DL4340, 650657A

Dear Sir or Madam:

     The purpose of this communication is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement), as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. For these purposes, all references in those Definitions to a "Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the Definitions and this Confirmation, the terms of this Confirmation shall govern.

     This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of August 10, 2000, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                       USD 172,223,000.00

Trade Date:                            August 10, 2000

Effective Date:                        August 11, 2000

Termination Date:                      December 4, 2023

Fixed Amounts:

     Fixed Rate Payer:                 MLCS

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     Fixed Rate Payer

     Payment Date:                  The Termination Date, subject to adjustment
                                    in accordance with the Modified Following
                                    Business Day Convention

     Fixed Amount:                  USD 629,626,000.00


Floating Amounts:

     Floating Rate Payer:                       Counterparty

     Floating Rate Payer

     Payment Date:                  The Termination Date, subject to adjustment
                                    in accordance with the Modified Following
                                    Business Day Convention

     Floating Rate for

     initial Compounding Period:    6.540000%,  exclusive of Spread

     Floating Rate Payer

     Floating Rate Option:          USD-LIBOR-BBA

     Designated Maturity:           One month

     Spread:                        Minus 0.24400%

     Floating Rate

     Day Count Fraction:            Actual/360

     Reset Dates:                   The first day of each Floating Rate Payer
                                    Compounding Period

     No Adjustment of

     Period End Dates:              Inapplicable

     Rate Cut-Off Dates:            Inapplicable

     Averaging:                     Inapplicable

     Compounding:                   Applicable (inclusive of Spread)

     Compounding Dates:             Monthly on the 4th calendar day of each
                                    month, subject to adjustment in accordance with the Modified Following Business Day
                                    Convention

Business Days:                      New York, London

Calculation Agent:                  MLCS, unless otherwise specified in the
                                    Agreement



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Account Details

     Payments to MLCS:              Bankers Trust Company
                                    New York, NY
                                    ABA: 021001033
                                    A/C #00-811-874
                                    Ref: Merrill Lynch Capital Services, Inc.
                                    Dollar Swaps, New York, NY

     Payments to Counterparty:      Please advise

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission.

                                       Yours sincerely,

                                       MERRILL LYNCH CAPITAL SERVICES, INC.



                                       By:


                                              Authorized Signatory

Accepted and confirmed as of the Trade Date written above:

READINGTON HOLDINGS, INC.




By:

       Name:
       Title:


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